Exhibit 10.70


                    EVALUATION AND OPTION AGREEMENT
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    EVALUATION AND OPTION AGREEMENT, dated as of October 25,1995, by and between Astra Merck Inc., a Delaware corporation ("AMI") and Lexin

Pharmaceutical Corporation, a Pennsylvania corporation ("Lexin").

    IN CONSIDERATION of the respective covenants, representations,

warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto, hereby agree as follows:


                               ARTICLE I

                      EVALUATION AND OPTION GRANT
                      ---------------------------

    1.1. Payment by AMI. Subject to the terms and conditions hereof,
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and in consideration of the evaluation and option grant set forth in

Section 1.2, AMI shall pay to Lexin the sum of ______ within thirty days from the date of this Agreement to be used solely for the purpose of conducting animal studies of LEX 032 in the treatment of pancreatitis.

The studies shall be completed by Lexin within 180 days from the date of this Agreement and, subject to the terms and conditions hereof, the results of the studies shall be available for use by AMI.

    1.2. Evaluation and Option Grant. Lexin hereby grants to AMI
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an exclusive and irrevocable right to evaluate (i) Patents (as hereinafter defined) and any intellectual property rights relating thereto, and (ii) all data, information, know-how and materials,

whether existing now or in the future, relating to the

manufacture, use, stabilization, design and testing of LEX 032 for the treatment of pancreatitis (collectively, the "Technology")

during the period commencing on the date of this Agreement and ending ______ year following the receipt of a written report summarizing the data from the animal studies (the "Period"). Further, Lexin hereby grants to AMI an exclusive and irrevocable option (the

"Option"), exercisable at any time during the Period, to obtain an exclusive license under the Patents and
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the Technology for the United States of America, including its territories, possessions, and Puerto Rico (collectively, the

"Territory"), for the human pharmaceutical treatment of pancreatitis or other diseases of the gastrointestinal system (whether by prescription,

over-the-counter or otherwise) (the "Field"). During the Period, Lexin shall not provide to any other party access to the Patents or the

Technology which has not already been provided prior to the date hereof, or solicit or accept offers to negotiate or otherwise discuss commercial opportunities regarding the Patents or the Technology for use in the Field. The Option includes the grant by Lexin to AMI's parent, Astra AB, of an exclusive option during the Period to negotiate an agreement for the development and commercialization of products in the Field and outside the Territory.


    For the purposes of this Agreement, the term "Patents" means (i)

all information relating to those patent applications and any division,

continuation, or continuation-in-part thereof and unexpired United

States patents set forth on Schedule 1.1, any United States patents granted on the basis of the patent applications set forth in Schedule

1.1 and any division, continuation  or continuation-in-part thereof;

and (ii) any reissue or extension of any of the foregoing patents.


    1.3. Representation and Warranty for Technology. Except as
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otherwise set forth in Schedule 1.3, Lexin represents and warrants to

AMI that (i) to the best of its knowledge, the intellectual property rights related to Patents and the Technology are subsisting and are not invalid or unenforceable, in whole or in part; (ii) Lexin has the full right, power and authority to grant all of the right, title and interest in the Patents and the Technology under Section 1.2 hereof;

(iii) Lexin has not previously licensed, assigned, transferred,

conveyed or otherwise encumbered such right, title and interest; (iv)

Lexin is the sole and exclusive owner or licensee of the Patents and the Technology, all of which is free and clear of any liens, charges and encumbrances, and, except for the licensors listed in Schedule 1.1 hereto, to the best of its knowledge, no other person, corporate or other private entity, or governmental entity or subdivision thereof has or shall have any claim of ownership with respect to the Patents or the

Technology; (v) there are no claims, judgments or settlements to be paid by

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         the Lexin relating to the Patents or Technology or claims pending litigation relating thereto; and (vi) Lexin knows no basis for any claims that the Patents or Technology infringes the patents,

         copyrights, trade secrets or other proprietary rights of third parties.

             1.40 Evaluation by AMI. AMI shall evaluate the Patents and the
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         Technology as it deems appropriate in its sole discretion during the

         Period. Lexin shall cooperate with AMI by providing data, information and reasonable assistance, including but not limited to, scientists participating in face to face scientific meetings with AMI scientists,

         as necessary, so as to enable AMI to properly evaluate the Patents and the Technology.


             1.50 Exercise of Option: Terms Of Definitive Agreement. At any time
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         during the Period, AMI may exercise the Option (and Astra AB may exercise its option described in the last sentence of the first paragraph of Section 1.2 hereof) by providing written notice thereof to

         Lexin. Immediately following such notification, the parties shall commence negotiations on a definitive agreement(s) and Lexin shall grant to AMI and/or Astra AB all rights by an exclusive, sublicensable,

         royalty-bearing license under all know-how and patents arising from the

         Patents to make, have made, use and sell human pharmaceutical products

         (i) in the Field in the Territory (for AMI), and (ii) in the Field

         outside the Territory (for Astra AB), utilizing the Technology pursuant to a definitive agreement(s). Such definitive agreement(s) shall contain such reasonable terms and conditions which are typical in the industry. Such terms shall include, without limitation, that AMI (or

         Astra AB) may terminate the license agreement at any time for any reason and that the term of the agreement shall be until the last to expire patent licensed thereunder. The proposal by AMI (or Astra AB)

         for the definitive agreement shall include a reasonable compensation for the Technology, which compensation may include a reasonable royalty. If the parties cannot agree on the terms of the agreement, the parties shall submit the matter to arbitration in accordance with

         Article II.

             1.6. Additional Rights. For so long as AMI and Lexin are either in
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         good faith negotiating a definitive agreement in the Field or performing under the terms of such definitive agreement, AMI may elect,

         in its sole discretion, to enter into negotiations with

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         Lexin for exclusive rights to additional applications for compounds with a similar mechanism of action or clinical potential as LEX 032, in or out of the Field ("Additional Applications") on such terms and conditions as the parties may mutually agree, if AMI notifies Lexin of its election at any time during the Period or the term of the definitive agreement, as the case may be. If AMI makes the foregoing election, the parties shall determine in good faith the terms under which AMI will have exclusive rights during the Period or the term of the definitive agreement, as applicable, to negotiate a definitive agreement with Lexin with respect to each such Additional Application.

         If Lexin desires to actively solicit or is approached by a third party to negotiate commercial opportunities relating to any Additional

         Application during the Period or the term of the definitive agreement,

         as applicable, Lexin agrees first to provide written notice of such intention to AMI. AMI shall have a period of thirty (30) days after receipt of such notice during which to advise Lexin as to whether it desires to negotiate a definitive agreement with respect to such

         Additional Application, and if it desires to do so, an additional sixty

         (60) day period to negotiate such agreement before Lexin may actively solicit or negotiate with another party. If AMI elects not to negotiate, then Lexin shall be free to negotiate with third parties as to that Additional Application.


             Notwithstanding the foregoing, if AMI elects to negotiate for such exclusive rights and the parties fail to consummate a definitive agreement with respect thereto, for a period of one (1) year following the expiration of AMI's negotiation period, Lexin may not grant rights to exploit commercial opportunities with respect to such Additional

         Application using the Patents or the Technology to any third party on terms which are in the aggregate materially more favorable than those last offered to AMI without first offering such terms to AMI, which AMI shall have a period of 30 days to accept. Lexin's obligations under the immediately preceding sentence shall survive the termination or expiration of this Agreement.

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                                  ARTICLE II

                                  ARBITRATION
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             2.1. Arbitration. If the terms of the definitive agreement for
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         AMI's Option under Section 1.5 are submitted to arbitration hereunder,

         the matter shall be settled by arbitration by a board of arbitrators consisting of an arbitrator appointed by AMI, an arbitrator appointed by Lexin and a third arbitrator chosen by the mutual agreement of AMI and Lexin, which third arbitrator shall be unrelated either to AMI or

         Lexin. Such arbitration proceedings shall be held in Philadelphia,

         Pennsylvania and shall be held in accordance with the then current rules of the American Arbitration Association. Arbitration may be

         commenced at any time by either party hereto giving written notice to the other party to a dispute that such dispute has been referred to arbitration. The arbitrators shall determine a reasonable price, rate and other terms based on the guidelines set forth in this Agreement and with reasonable terms based on those typical in the industry and the offers or proposals of each party and shall enforce the obligations of

         Lexin and AMI to license the Technology on such terms pursuant to a reasonable definitive agreement, the terms of which shall also be subject to this arbitration provision should the parties be unable to reach agreement. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. The provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared, provided, however, that if in the opinion of the arbitrators any claim hereunder or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection. The arbitration proceeding shall be conducted in English.

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                                ARTICLE III

                                MISCELLANEOUS
                                -------------


             3.1. Confidentiality. AMI and Lexin agree that all information
                  ---------------

         relating to the Technology and the terms of this Agreement, disclosed by either party in accordance with this Agreement shall be maintained by the receiving party in secrecy, and each will use all reasonable diligence to prevent disclosure, except to necessary personnel and,

         with respect to AMI, necessary personnel of its affiliates. AMI's and

         Lexin's obligations under this Section 3.1 shall be limited to a period of five years from the date of this Agreement. The parties shall not have any obligation of confidentiality with respect to any information that is: (a) in the public domain, other than by a breach of this

         Agreement on the part of the receiving party; (b) rightfully received from a third party without any obligation of confidentiality; (c)

         rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party as documented in written records; (d) generally made available to third parties by the disclosing party without restriction on disclosure; or

         (e) independently developed by the receiving party as documented in written records. Any and all information received by either party from the other, upon request shall be promptly returned, except that the receiving party may retain one copy of such information in its confidential files, solely for record purposes.


             3.2. Publication. AMI and Lexin each acknowledge the other party's
                  -----------

         interest in publishing to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, a party wishing to make a publication shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least sixty days prior to submission for publication or presentation. The reviewing party shall have the right to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or to request a reasonable delay in publication or presentation in order to protect patentable information. If a reviewing party requests a delay, the publishing party shall delay

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         submission or presentation for a period of ninety days to enable patent applications protecting each party's rights in such information to be filed. Upon expiration of such ninety days, the publishing party shall be free to proceed with the publication or presentation. If a reviewing party requests modifications to the publication, the publishing party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.


             3.3. Governing Law. The interpretation and construction of this
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         Agreement, and all matters relating hereto, shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements executed and to be performed solely within such Commonwealth without reference to principles of conflicts of laws.


             3.4. Enforcement. Each party shall have the right at all times to
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         enforce the provisions of this Agreement in strict accordance with the terms hereof notwithstanding any conduct or custom on its part in refraining from doing so at any time. The failure of any party at any time to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom contrary to the specific provisions hereof or as having in any way modified or waived the same.


             3.5. Notices. Any notice, request, demand, waiver, consent,
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         approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by a telegram or telecopier (with transmission confirmed) or by registered or certified mail, return receipt requested and postage prepaid, or by federal express or an equivalent overnight delivery service, addressed

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         to the parties at their respective addresses as set forth below or to such other addresses at which notice of change shall have been duly given.


                   If to AMI, to:

                        Astra Merck Inc.
                        725 Chesterbrook Boulevard
                        Wayne, Pennsylvania 19087-5677
                        Attention: Executive Director of Licensing and Business Development

                   If to Lexin, to:

                        Lexin Pharmaceutical Corporation
                        Rock Plaza III, 111 Rock Road
                        Horsham, Pennsylvania 19044-2310
                        Attention: Jerry B. Hook, Ph.D.

         Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telegraphed, or telecopied, or on the fifth day after deposit in the United States mail, or on the second day after the deposit with Federal Express or an equivalent overnight delivery service. It is understood and agreed that this Section 3.5 is not intended to govern the day-to-day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

             3.6. Entire Agreement. This Agreement constitutes the entire
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         agreement between the parties with respect to the subject matter hereof and all prior agreements with respect thereto are superseded hereby and each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein,

         No amendment or modifications hereof shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

             3.7. Binding Effect; Assignment. This Agreement shall inure to the
                  --------------------------
         benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither party shall assign this

         Agreement or any of its rights or obligations hereunder without the

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         prior written consent of the other party, except that Lexin may assign its rights and obligations to any entity with which it may merge or consolidate, or to which it may transfer substantially all of its assets to which this Agreement relates.


             3.8. Survival. The respective rights and obligations of the parties
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         hereunder shall indefinitely survive the termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations.


             3.9. Schedules. All schedules referred to herein or referred to in
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         any schedule hereto are intended to be, and hereby are, specifically incorporated herein and made a part of this Agreement.


             3.10. Counterparts. This Agreement may be executed in one or more
                   ------------

         counterpart copies, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties.


             3.11. Press Releases. Except as required by applicable law, neither
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         of the parties hereto shall give notice to any third parties or otherwise make any public statement or releases concerning this

         Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party to this Agreement as to the contents and manner of presentation and publication thereof, which consent shall not be unreasonably withheld.


             3.12. Severability. If any one or more provisions of this Agreement
                   ------------

         shall be held to be invalid, illegal or unenforceable, the validity,

         legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. In the event any provision shall be held invalid, illegal or unenforceable the parties shall use their best efforts

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         to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.


             3.13. Further Assurances. Each party shall execute such other
                   ------------------

         instruments, give such further assurances and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.


             3.14. Headings. The article and section headings herein are for
                   --------

         reference purposes only and shall not affect the meaning or interpretation hereof.


             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first set forth above.


           LEXIN PHARMACEUTICAL CORPORATION            ASTRA MERCK INC.


         By: /s/ Jerry B. Hook                         By: /s/ Wayne P. Yetter
             -------------------------------           -----------------------
             Jerry B. Hook                             Wayne P. Yetter
             President and Chief                       President and Chief
             Executive Officer                         Executive Officer

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